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                                                                   EXHIBIT 10.17

                          STOCK PURCHASE AGREEMENT

      THIS AGREEMENT is entered into and effective as of December 16, 1994 by and between Marten Transport, Ltd., a Delaware corporation (the "Company"), and Timothy P. Nash (the "Employee").

      WHEREAS, the Employee has exercised stock options to purchase an aggregate of three thousand (3,000) shares of the Common Stock of the Company (the "Shares") pursuant to the terms of that certain Incentive Stock Option Agreement between the Company and the Employee dated as of November 1, 1990;

      WHEREAS, the Employee desires to sell the Shares to the Company, and the Company desires to purchase the Shares from the Employee in order for the Employee to realize the benefits of the incentive provided under the Incentive Stock Option Agreement for his efforts in the advancement of the interests of the Company in furtherance of the purposes and intent of the Incentive Stock Option Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

      1. PURCHASE AND SALE OF SHARES. The Employee does hereby sell, assign and transfer to the Company all right, title and interest in and to three thousand (3,000) shares of Common Stock of the Company to be issued pursuant to the terms of the Incentive Stock Option Agreement between the Employee and the Company dated November 1, 1990, and the Company hereby agrees to pay to the Employee the sum of $18.50 per share for the Shares, subject to applicable withholding requirements of federal, state, social security and other tax laws.

      2. BINDING EFFECT. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

      3. GOVERNING LAW. This Agreement and all rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of Wisconsin.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                          MARTEN TRANSPORT, LTD., A
                                          Delaware Corporation

                                          By: \s\ Darrell D. Rubel
                                             -------------------------------
                                            Its: EVP/CFO
                                                ----------------------------

                                          EMPLOYEE

                                          \s\ Timothy P. Nash
                                          ----------------------------------
                                          Timothy P. Nash